As filed with the Securities and Exchange Commission on April 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROBO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2389984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Berkeley Street, Office 19th Floor

Boston, Massachusetts, 02116

(857) 702-9600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard Kang, Ph.D.

Chief Executive Officer

200 Berkeley Street, Office 19th Floor

Boston, Massachusetts, 02116

(857) 702-9600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Phillip D. Torrence, Esq.

Honigman LLP

650 Trade Centre Way, Suite 200

Kalamazoo, MI 49002

(269) 337-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	3,243,875	$3.43	$11,126,491.25	$1,213.90

(1)

The shares of common stock will be offered for resale by the Selling Stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on The Nasdaq Capital Market on April 16, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Selling Stockholders named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 21, 2021

PROSPECTUS

3,243,875 Shares of Common Stock

Offered by the Selling Stockholders

This prospectus relates to the resale from time to time of up to 3,243,875 shares of common stock of NeuroBo Pharmaceuticals, Inc. by the Selling Stockholders listed on page 9 (the “Selling Stockholders”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest. The Selling Stockholders acquired these shares from us pursuant to an Agreement and Plan of Merger, dated as of December 31, 2020 (the “Merger Agreement”), by and among us, ANA Therapeutics, Inc., a Delaware corporation (“ANA”), Shelby Merger Sub 1, Inc., a Delaware corporation, Shelby Merger Sub 2, LLC, a Delaware limited liability company, and Akash Bakshi, solely in his capacity as representative of the securityholders of ANA. We will not receive any proceeds from the sale of the shares by the Selling Stockholders pursuant to this prospectus.

We have agreed, pursuant to the Merger Agreement, to bear all of the expenses incurred in connection with the registration of these shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our common stock.

The Selling Stockholders identified in this prospectus, or their pledgees, assignees, donees, transferees or their respective successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For a list of the Selling Stockholders, see the section entitled “Selling Stockholders” on page 9.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NRBO.” On April 16, 2021, the last reported closing sale price of our common stock on Nasdaq was $3.23 per share. You are urged to obtain current market quotations for our common stock.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2021.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings.

Neither we, nor the Selling Stockholders, have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information you should consider before investing in our common shares. You should read this entire prospectus and the documents incorporated by reference into this prospectus carefully before making an investment decision. References in this prospectus to “we,” “us,” “our,” “NeuroBo” and “Company” refer to NeuroBo Pharmaceuticals, Inc. and its consolidated subsidiaries.

Business Overview

NeuroBo, formerly known as Gemphire Therapeutics Inc., is a clinical-stage biotechnology company.

NeuroBo has a number of therapeutics programs and product candidates designed to impact a range of indications including:

●	ANA001, our lead drug candidate, is a proprietary oral niclosamide formulation and was developed as a treatment for patients with moderate coronavirus disease (COVID-19). Niclosamide is a potential oral antiviral and anti-inflammatory agent with a long history of use and well-understood safety in humans. ANA001 is currently being studied in a 60-subject Phase 2 clinical trial conducted in the United States. We plan to initiate a Phase 3 development program for ANA001 in the third quarter of 2021.
●	NB-01 is primarily focused on the development of a treatment for painful diabetic neuropathy (PDN). We believe NB-01 could also treat a range of neuropathic conditions, including chemotherapy-induced peripheral neuropathy and post-traumatic peripheral neuropathy.
●	NB-02 has the potential to treat the symptoms of cognitive impairment and modify the progression of neurodegenerative diseases associated with the malfunction of a protein called tau, and with amyloid beta plaque deposition.
●	Gemcabene is currently being assessed as an acute indication for COVID-19. Gemcabene was previously being developed for the treatment of dyslipidemia, a serious medical condition that increases the risk of life-threatening cardiovascular disease, and was focused on orphan indications such as homozygous familial hypercholesterolemia (HoFH), as well as severe hypertriglyceridemia (SHTG).

We were initially established to advance NB-01 and NB-02, which were originally developed by the South Korean pharmaceutical company Dong-A ST Co., Ltd. (“Dong-A ST”). NB-01 has been in-licensed by us from Dong-A ST for exclusive worldwide rights, except for South Korea. We acquired NB-02 from Dong-A ST, and we hold the full worldwide commercial rights for NB-02.

Current Scientific Activity

In light of the present business environment, including the impact of the COVID-19 pandemic, the Company is currently conducting the scientific activities described below with a view toward conserving financial resources.

ANA-001. ANA-001, the Company’s lead drug candidate, is a proprietary oral niclosamide formulation and was developed as a treatment for patients with moderate COVID-19. Niclosamide is a potential oral antiviral and anti-inflammatory agent with a long history of use and well-understood safety in humans. ANA-001 is currently being studied in a 60-subject Phase 2 clinical trial conducted in the United States. We plan to initiate its Phase 3 development program for ANA-001 in the third quarter of 2021.

NB-01. For NB-01, the Company has determined that any attempt to conduct Phase 3 clinical trials, as previously announced, would be difficult if not impossible in the short or medium term. Accordingly, in the first quarter of 2020, the

Company directed its contract research organization partners and other vendors working on the Phase 3 clinical trials of NB-01 to cease all work and the Company terminated its existing contract arrangements with each of them.

The Company is currently evaluating its options regarding the NB-01 asset:

●	Orphan drug. Development of NB-01 as an orphan drug is among the alternatives the Company is considering. The Company has identified one potential rare disease indication for NB-01, but the Company has not yet conducted feasibility studies for it. The Company believes that development for such indication would depend on its ability to renegotiate milestone payments under its exclusive license agreement with Dong-A ST to reflect the potential revenue from such indication.
●	Nutraceutical. The Company has considered marketing NB-01 as a nutraceutical (non-pharmaceutical) product, and the Company may re-explore this pathway if the identified rare disease indication for NB-01 does not proceed.

NB-02. During the third quarter of 2020, the Company continued work on preparing an Investigational New Drug (“IND”) application to the U.S. Food and Drug Administration (“FDA”) for NB-02. In order to preserve operating capital, the Company has postponed continued work on the IND and the first human clinical trials for NB-02 until global health and macroeconomic conditions improve, with a view toward commencing clinical trial activity in the second half of 2021, subject to improvement of the constraints imposed by the COVID-19 pandemic. The Company is also considering engaging with a strategic partner to assist with clinical trials for NB-02.

Gemcabene. In May 2020, the Company received written communication from the FDA that the clinical development program for Gemcabene remains on a partial clinical hold. The Company continues to review its options regarding Gemcabene.

Corporate Information

Our principal executive offices are located at 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116, and our telephone number is (857) 702-9600. Our website address is www.neurobopharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We make available free of charge on www.neurobopharma.com our annual, quarterly and current reports, and amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our common stock trades on the Nasdaq Capital Market under the symbol “NRBO”.

THE OFFERING

Common stock offered by the Selling Stockholders:	3,243,875 shares our common stock.
Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering.
Risk factors:	You should read the “Risk Factors” section on page 4 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
Nasdaq Capital Market symbol:	“NRBO”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (the “SEC”), from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K and the other filings incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth, are forward-looking statements. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” “contemplate,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. The forward-looking statements and opinions contained in this prospectus and incorporated by reference herein are based upon information available to us as of the date such statements are made and, while we believe such information forms a reasonable basis for such statements at the time made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

These forward-looking statements include, among other things, statements about:

●	our plans to initiate and expand clinical trials of our product candidates and our expectations for the timing, quantity and quality of information to be reported from our clinical trials of ANA-001, NB-01, NB-02 and Gemcabene;
●	planned clinical trials for our product candidates, whether conducted by us or by any future collaborators, including the timing of these trials and of the anticipated results;

●	our ability to discover and develop compounds suitable for clinical development and the timing for designation of future development candidates;
●	our ability to replicate in any clinical trial of one of our product candidates the results we observed in preclinical or earlier clinical studies of such product candidate;
●	our plans to research, develop, seek approval for, manufacture and commercialize our current and future product candidates;
●	our plans to develop and seek approval of companion diagnostic tests for use in identifying patients who may benefit from treatment with our products and product candidates;
●	our ability to enter into, and the terms and timing of, any collaborations, license agreements, or other arrangements;
●	the potential benefits of any future collaboration;
●	developments relating to our competitors and our industry;
●	the impact of government laws and regulations;
●	the timing of and our ability to file new drug applications and obtain and maintain regulatory approvals for our product candidates;
●	the rate and degree of market acceptance and clinical utility of any products for which we receive marketing approval;
●	our commercialization, marketing and manufacturing capabilities and strategy;
●	our intellectual property position and strategy;
●	our ability to identify additional products or product candidates with significant commercial potential;
●	our expectations related to the use of our current cash and cash equivalents and the period of time in which such capital will be sufficient to fund our planned operations;
●	our estimates regarding expenses, future revenue, capital requirements and need for additional financing; and
●	other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and other filings we make with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. We have included important factors in the cautionary statements included or incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make. In particular, the extent to which the COVID-19 outbreak continues to impact our operations and those of the third parties on which we rely will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, additional or modified government actions, and the actions that may be required to contain the virus or treat its impact. COVID-19 has and may continue to adversely impact our operations and workforce, including our discovery research, supply chain and clinical trial operations activities, which in turn could have an adverse impact on our business and financial results. Our forward-looking statements also do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms and some of the provisions of our third amended and restated certificate of incorporation, as amended, which is referred to herein as our amended and restated certificate of incorporation, and second amended and restated bylaws, which is referred to herein as our amended and restated bylaws, and of the Delaware General Corporation Law, as amended (the “DGCL”). This summary is not complete and is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the DGCL. For more detailed information, please see our amended and restated certificate of incorporation and our amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part (see “Where You Can Find More Information”), as well as the relevant provisions of the DGCL.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. All of our authorized preferred stock is undesignated.

Common Stock

Voting Rights. Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a plurality of the shares of our common stock present at the meeting and entitled to vote in any election of directors can elect all of the directors standing for election. For most other matters, the approval of a majority of the shares voting at an annual or special meeting of stockholders will be required. Exceptions to this include removing directors for cause and amending certain sections of our amended and restated certificate of incorporation and amended and restated bylaws, each of which will require the approval of the holders of at least 66 2/3% of the voting power of all of our then outstanding capital stock.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never issued a dividend on shares of our common stock and have no intention to do so in the future.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we may issue, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series.

Registration Rights — Registration Rights Agreement

In connection with the private placement we consummated in January 2021, certain holders of our common stock and the holders of our outstanding warrants are entitled to the registration rights set forth below with respect to registration of the resale of such shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration rights agreement by and among us and the private placement investors.

We agreed to file, by January 25, 2021, a registration statement on Form S-3 with the SEC covering the resale of the shares of common stock sold in the private placement and the shares of common stock underlying the warrants. Such registration statement was filed with the SEC on January 25, 2021 and declared effective by the SEC on January 29, 2021. We have agreed to use our best efforts to keep the registration statement continuously effective until the earlier of (i) have been sold, pursuant such registration statement or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement that we are in compliance with the current public information requirement under Rule 144.

Anti-Takeover Effects

Delaware law and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which are summarized in the following paragraphs, may have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in the payment of a premium over the market price for the shares held by our stockholders.

Delaware Anti-Takeover Law. As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder” unless certain specified conditions are satisfied. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for our securities.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
●	provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;
●	provide that the board of directors or any individual director may only be removed with cause and the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding capital stock;
●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
●	divide our board of directors into three classes;
●	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;
●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;
●	do not provide for cumulative voting rights, which means that holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election;
●	provide that special meetings of our stockholders may only be called by the chairman of the board of directors, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not any vacancies exist); and
●	provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim against us governed by the internal affairs doctrine.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding capital stock.

Securities Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “NRBO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

ANA ACQUISITION

On December 31, 2020, we acquired ANA (the “ANA Acquisition”), pursuant to the terms and conditions of the Merger Agreement. The ANA Acquisition was intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. Under the terms of the Merger Agreement, at the closing of the ANA Acquisition, we issued to the Selling Stockholders an aggregate of 3,243,875 shares of our common stock, as adjusted pursuant to the terms of the Merger Agreement. Additionally, pursuant to the Merger Agreement, the Company, Akash Bakshi, solely in his capacity as representative of the securityholders of ANA, and an escrow agent entered into an Escrow Agreement (the “Escrow Agreement”) pursuant to which 405,472 shares of our common stock will be held in escrow through March 30, 2022 to secure the indemnification obligations of the Selling Stockholders as contemplated by the Merger Agreement. The shares of our common stock issued to the Selling Stockholders pursuant to the terms and conditions of the Merger Agreement were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof. Each of the Selling Stockholders are “accredited investors,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The ANA Acquisition is described in further detail under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Merger with ANA” in our most recent Annual Report on Form 10-K.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders to offer and sell from time to time up to 3,243,875 shares of our common stock for their own account. We are registering the offer and sale of the shares beneficially owned by the Selling Stockholders to satisfy certain registration obligations set forth in the Merger Agreement in connection with the ANA Acquisition. Pursuant to the terms and conditions of the Merger Agreement, we have agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of the date on which (i) such shares have been sold (whether pursuant to the registration statement of which this prospectus forms a part or otherwise) or (ii) such shares may be transferred under Rule 144 or another similar exemption under the Securities Act without manner of sale or volume restrictions. We issued the shares to the Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder. In connection with such issuance, each of the Selling Stockholders represented that such stockholder was an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D. Each of the Selling Stockholders also represented that such Selling Stockholder was acquiring the shares of our common stock for the Selling Stockholder’s own account and not on behalf of any other person and not with a view to any resale, distribution or other disposition of the shares in violation of the Securities Act or any other applicable securities laws.

The following table sets forth as of April 21, 2021: (1) the name of each Selling Stockholder for whom we are registering shares of our common stock under the registration statement of which this prospects forms a part; (2) the number of shares of our common stock beneficially owned by each of the Selling Stockholders prior to the offering, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (3) the number of shares of our common stock that may be offered by each Selling Stockholder under this prospectus; and (4) the number of shares of our common stock to be owned by each Selling Stockholder after completion of this offering. The table assumes that the Selling Stockholders will sell all of the shares offered by them in this offering. However, we are unable to determine the exact number of shares that actually will be sold or when or if these sales will occur. We will not receive any of the proceeds from the sale of the shares offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the Selling Stockholders or his, her or its representative, or on our records, as of April 21, 2021. The percentage of beneficial ownership for the following table is based on 3,243,875 shares of our common stock outstanding as of April 21, 2021.

To our knowledge, except as indicated in the footnotes to this table, each person named in the table has sole voting and investment power with respect to all shares of our common stock shown in the table to be beneficially owned by such person. Except as set described below, none of the Selling Stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, none of the Selling Stockholders that are affiliates of broker-dealers, if any, purchased the shares of our common stock outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the Selling Stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required. As used in this prospectus, the term “Selling Stockholders” includes the Selling Stockholders listed in the table below and any of their transferees, pledgees, distributees, donees and successors.

			Number of shares
	Number of shares		of Common Stock
	of Common Stock	Number of shares	Owned After
	Owned Prior to	of Common Stock	Offering(3)
Name of Selling Stockholder	Offering(1)	Being Offered(2)	Number	Percent
YourChoice Holdings, LLC(4)	855,059	986,921	—	—
Akash Bakshi(5)	29,013	29,013	—	—
Nadja Mannowetz(6)	27,876	27,876	—	—
Andrew Bartynski(7)	427,529	493,460	—	—
Paul Buchheit(8)	240,141	277,174	—	—
Ne Shadow LLC(9)	35,220	40,651	—	—
Incite Labs, Inc.(10)	57,425	66,280	—	—
SOSV IV LLC(11)	57,425	66,280	—	—
Apollo Projects, L.P.(12)	114,850	132,561	—	—
AJG Trust(13)	4,593	5,301	—	—
Harry Tannenbaum(14)	6,814	7,882	—	—
MBNE Holdings, LLC(15)	5,742	6,627	—	—
Third Kind Venture Capital II, L.P.(16)	68,909	79,535	—	—
Refactor Capital II, L.P.(17)	45,940	53,024	—	—
Karen S Bergman Trust dtd April 14, 2011(18)	11,484	13,255	—	—
SV Angel VII, L.P.(19)	5,742	6,627	—	—
Vomisa, LLC(20)	114,850	132,561	—	—
The Bunting Family Foundation TE LLC(21)	45,940	53,024	—	—
Eric Ries(22)	2,296	2,650	—	—
The Jack Abraham Living Trust(23)	229,700	265,123	—	—
Crimson Capital, LLC(24)	22,969	26,511	—	—
JD Ross Angel Fund, a series of Angel Deal Holdings, L.P.(25) (25)	5,742	6,627	—	—
Insight X Ventures, LLC(26)	459	529	—	—
Glen Barton(27)	459	529	—	—
SV Tech Fund III LP(28)	126,335	145,817	—	—
SV Tech Fund II LP(29)	57,425	66,280	—	—
ICAMP SV Tech Opportunity Investment 2019 LLC(30)	22,969	26,511	—	—
AN Fund I, a series of Unpopular VC, LP(31)	56,103	56,103	—	—
Capitoria ANA, LLC(32)	102,101	102,101	—	—
Douglas Rank(33)	12,866	15,063	—	—
Felix P. Martinson(34)	12,866	15,063	—	—
Matthew Pauker(35)	2,078	2,398	—	—
Eric Ruby(36)	536	627	—	—
Christopher John Davis(37)	8,577	10,042	—	—
Gunda Georg(38)	8,577	10,042	—	—
Warner Greene(39)	8,577	10,042	—	—
Thomas Dalton Combs(40)	3,216	3,765	—	—

(1)	This table and the information in the notes below are based upon information supplied by the Selling Stockholders and are based on shares of common stock outstanding as of April 21, 2021. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power, and also any shares which the Selling Stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the Selling Stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
(2)	Pursuant to the terms and conditions of the Merger Agreement, we are required to registered all of the shares issued to the Selling Stockholder pursuant to the Merger Agreement, including the 405,472 shares of our common stock that will be held in escrow pursuant to the terms and conditions of the Escrow Agreement through March 30,

2022, to secure the indemnification obligations of the Selling Stockholders as contemplated by the Merger Agreement.
(3)	We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholders, including the 405,472 shares of our common stock that will be held in escrow pursuant to the terms and conditions of the Escrow Agreement. For the purposes of this table, we have assumed that all 405,472 shares of our common stock held in escrow will be distributed to the Selling Stockholders pursuant to the terms and conditions of the Escrow Agreement on March 30, 2022.
(4)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 855,059 shares of the common stock held by YourChoice Holdings, LLC issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, YourChoice Holdings, LLC has rights to 131,862 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by YourChoice Holdings, LLC under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 131,862 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Akash Bakshi and Nadja Mannowetz, in their capacity as members of the Board of Directors of YourChoice Holdings, LLC, have the power to vote and the power to direct the disposition of all securities held by YourChoice Holdings, LLC. Each of Akash Bakshi and Nadja Mannowetz are Selling Stockholders, as set forth in the table above. The address of YourChoice Holdings, LLC is 602 Bainbridge Street, Foster City, California 94404.
(5)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 29,013 shares of the common stock held by Akash Bakshi issued in the ANA Acquisition on December 31, 2020. Akash Bakshi has the power to vote and the power to direct the disposition of all securities held by him. The address of Akash Bakshi is 602 Bainbridge Street, Foster City, California 94404. Akash Bakshi is a member of the Board of Directors of YourChoice Holdings, LLC, which is a Selling Stockholder as set forth in the table above.
(6)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 27,876 shares of the common stock held by Nadja Mannowetz issued in the ANA Acquisition on December 31, 2020. Nadja Mannowetz has the power to vote and the power to direct the disposition of all securities held by her. The address of Nadja Mannowetz is 390 Smalley Avenue, Hayward, California 94541. Nadja Mannowetz is a member of the Board of Directors of YourChoice Holdings, LLC, which is a Selling Stockholder as set forth in the table above.
(7)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 427,529 shares of the common stock held by Andrew Bartynski issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Andrew Bartynski has rights to 65,931 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Andrew Bartynski under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 65,931 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Andrew Bartynski has the power to vote and the power to direct the disposition of all securities held by him. The address of Andrew Bartynski is 2114 32nd Avenue, San Francisco, California 94116.
(8)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 240,141 shares of the common stock held by Paul Buchheit issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Paul Buchheit has rights to 37,033 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by

Paul Buchheit under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 37,033 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Paul Buchheit has the power to vote and the power to direct the disposition of all securities held by him. The address of Paul Buchheit is 1540 Hillview Drive, Los Altos, California 94024.
(9)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 35,220 shares of the common stock held by Ne Shadow LLC issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Ne Shadow LLC has rights to 5,431 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Ne Shadow LLC under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 5,431 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Neal Khosla and Vinod Khosla have the power to vote and the power to direct the disposition of all securities held by Ne Shadow LLC. The address of Ne Shadow LLC is 1760 The Alameda, Suite 300, San Jose, California 95126.
(10)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 57,425 shares of the common stock held by Incite Labs, Inc. issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Incite Labs, Inc. has rights to 8,855 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Incite Labs, Inc. under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 8,855 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Matt Rogers has the power to vote and the power to direct the disposition of all securities held by Incite Labs, Inc. The address of Incite Labs, Inc. is 65 Montclair Terrace, San Francisco, California 94109.
(11)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 57,425 shares of the common stock held by SOSV IV LLC issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, SOSV IV LLC has rights to 8,855 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by SOSV IV LLC under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 8,855 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Sean O’Sullivan, in his capacity as the Managing Partner of SOSV IV LLC, has the power to vote and the power to direct the disposition of all securities held by SOSV IV LLC. The address of SOSV IV LLC is 174 Nassau Street, Suite 3000, Princeton, New Jersey 08542.
(12)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 114,850 shares of the common stock held by Apollo Projects, L.P. issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Apollo Projects, L.P. has rights to 17,711 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Apollo Projects, L.P. under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 17,711 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Samuel Altman, in his capacity as the Managing Member of Apollo Projects, L.P., has the power to vote and the power to direct the disposition of all securities held by Apollo Projects, L.P. The address of Apollo Projects, L.P. is 950 Lombard St., San Francisco, California 94133.
(13)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 4,593 shares of the common stock held by AJG Trust issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, AJG Trust has rights to 708 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by AJG Trust under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 708 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Adam Goldstein, in his capacity as the trustee of AJG Trust, has the power to vote and the power to direct the disposition of all securities held by AJG Trust. The address of AJG Trust is 75 Sharon Street, San Francisco, California 94114.
(14)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 6,814 shares of the common stock held by Harry Tannenbaum issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Harry Tannenbaum has rights to 1,068 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Harry Tannenbaum under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 1,068 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Harry Tannenbaum has the power to vote and the power to direct the disposition of all securities held by him. The address of Harry Tannenbaum is 2474 Great Highway, San Francisco, California 94116.
(15)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 5,742 shares of the common stock held by MBNE Holdings, LLC issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, MBNE Holdings, LLC has rights to 885 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by MBNE Holdings, LLC under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 885 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Mara Burros-Sandler has the power to vote and the power to direct the disposition of all securities held by MBNE Holdings, LLC. The address of MBNE Holdings, LLC is 4 Orinda Way, Suite 180-D, Orinda, California 94563.
(16)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 68,909 shares of the common stock held by Third Kind Venture Capital II, L.P. issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Third Kind Venture Capital II, L.P. has rights to 10,626 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Third Kind Venture Capital II, L.P. under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 10,626 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Shana Fisher, in her capacity as the Manager of Third Kind Venture Capital II GP, LLC, which controls Third Kind Venture Capital II, L.P., has the power to vote and the power to direct the disposition of all securities held by Third Kind Venture Capital II, L.P. The address of Third Kind Venture Capital II, L.P. is 555 West 18th Street, New York, New York 10011.
(17)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 45,940 shares of the common stock held by Refactor Capital II, L.P. issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Refactor Capital II, L.P. has rights to 7,084 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Refactor Capital II, L.P. under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 7,084 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Zal Bilimoria, in his capacity as the Managing Partner of Refactor Capital II, L.P., has the power to vote and the power to direct the disposition of all securities held by Refactor Capital II, L.P. The address of Refactor Capital II, L.P. is 330 Primrose Road, Suite 201, Burlingame, California 94010.
(18)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 11,484 shares of the common stock held by Karen S Bergman Trust dtd April 14, 2011 issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Karen S Bergman Trust dtd April 14, 2011 has rights to 1,771 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Karen S Bergman Trust dtd April 14, 2011 under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 1,771 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Karen S. Bergman, in her capacity as the trustee of Karen S

Bergman Trust dtd April 14, 2011, has the power to vote and the power to direct the disposition of all securities held by Karen S Bergman Trust dtd April 14, 2011. The address of Karen S Bergman Trust dtd April 14, 2011 is 26877 Nina Place, Los Altos Hills, California 94022.
(19)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 5,742 shares of the common stock held by SV Angel VII, L.P. issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, SV Angel VII, L.P. has rights to 885 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by SV Angel VII, L.P. under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 885 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Christopher Conway has the power to vote and the power to direct the disposition of all securities held by SV Angel VII, L.P. The address of SV Angel VII, L.P. is 588 Sutter Street, #299, San Francisco, California 94102.
(20)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 114,850 shares of the common stock held by Vomisa, LLC issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Vomisa, LLC has rights to 17,711 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Vomisa, LLC under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 17,711 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Ofer Nemirovsky has the power to vote and the power to direct the disposition of all securities held by Vomisa, LLC. The address of Vomisa, LLC is 132 Turnpike Road, Suite 250, Southborough, Massachusetts 01772.
(21)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 45,940 shares of the common stock held by The Bunting Family Foundation TE LLC issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, The Bunting Family Foundation TE LLC has rights to 7,084 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by The Bunting Family Foundation TE LLC under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 7,084 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Kevin D. Irwin Jr., in his capacity as the President of the Managing Member of The Bunting Family Foundation TE LLC, has the power to vote and the power to direct the disposition of all securities held by The Bunting Family Foundation TE LLC. The address of The Bunting Family Foundation TE LLC is 217 International Circle, Hunt Valley, Maryland 21030.
(22)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 2,296 shares of the common stock held by Eric Ries issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Eric Ries has rights to 354 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Eric Ries under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 354 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Eric Ries has the power to vote and the power to direct the disposition of all securities held by him. The address of Eric Ries is 340 S Lemon Ave, #2197, Walnut, California 91789.
(23)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 229,700 shares of the common stock held by The Jack Abraham Living Trust issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, The Jack Abraham Living Trust has rights to 35,423 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by The Jack Abraham Living Trust under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 35,423 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Jack Abraham, as the trustee of The Jack Abraham Living Trust, has the power to vote and the power to direct the disposition of all securities held by The Jack Abraham Living Trust. The address of The Jack Abraham Living Trust is 941 N Venetian Drive, Miami, Florida 33139.
(24)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 22,969 shares of the common stock held by Crimson Capital, LLC issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Crimson Capital, LLC has rights to 3,542 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Crimson Capital, LLC under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 3,542 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Linda Abraham and Magid Abraham, in their capacities as the Managers of Crimson Capital, LLC, have the power to vote and the power to direct the disposition of all securities held by Crimson Capital, LLC. The address of Crimson Capital, LLC is 303 E. Alexander Palm Road, Boca Raton, Florida 33432.
(25)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 5,742 shares of the common stock held by JD Ross Angel Fund, a series of Angel Deal Holdings, L.P., issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, JD Ross Angel Fund, a series of Angel Deal Holdings, L.P., has rights to 885 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by JD Ross Angel Fund, a series of Angel Deal Holdings, L.P., under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 885 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Brett Sagan has the power to vote and the power to direct the disposition of all securities held by JD Ross Angel Fund, a series of Angel Deal Holdings, L.P. The address of JD Ross Angel Fund, a series of Angel Deal Holdings, L.P., is PO Box 3217, Seattle, Washington 98114.
(26)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 459 shares of the common stock held by Insight X Ventures, LLC issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Insight X Ventures, LLC has rights to 70 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Insight X Ventures, LLC under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 70 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Vijaykumar Reddy Rajasekhar LLC, has the power to vote and the power to direct the disposition of all securities held by Insight X Ventures, LLC. The address of Insight X Ventures, LLC is 206 Malley Way, Campbell, California 95008.
(27)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 459 shares of the common stock held by Glen Barton issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Glen Barton has rights to 70 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Glen Barton under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 70 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Glen Barton has the power to vote and the power to direct the disposition of all securities held by him. The address of Glen Barton is 111 Woodledge Lane, Exton, Pennsylvania 19341.
(28)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 126,335 shares of the common stock held by SV Tech Fund III LP issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, SV Tech Fund III LP has rights to 19,482 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by SV Tech Fund III LP under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 19,482 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Jun Li, in his capacity as the Managing Partner of SV Tech Fund III LP, has the power to vote and the power to direct the disposition of all securities held by SV Tech Fund III LP. The address of SV Tech Fund III LP is 543 Bryant Street, Palo Alto, California 94301.
(29)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 57,425 shares of the common stock held by SV Tech Fund II LP issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, SV Tech Fund II LP has rights to 8,855 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by SV Tech Fund II LP under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 8,855 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Jun Li, in his capacity as the Managing Partner of SV Tech Fund II LP, has the power to vote and the power to direct the disposition of all securities held by SV Tech Fund II LP. The address of SV Tech Fund II LP is 543 Bryant Street, Palo Alto, California 94301.
(30)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 22,969 shares of the common stock held by ICAMP SV Tech Opportunity Investment 2019 LLC issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, ICAMP SV Tech Opportunity Investment 2019 LLC has rights to 3,542 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by ICAMP SV Tech Opportunity Investment 2019 LLC under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 3,542 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Jun Li, in his capacity as the Managing Partner of ICAMP SV Tech Opportunity Investment 2019 LLC, has the power to vote and the power to direct the disposition of all securities held by ICAMP SV Tech Opportunity Investment 2019 LLC. The address of ICAMP SV Tech Opportunity Investment 2019 LLC is 543 Bryant Street, Palo Alto, California 94301.
(31)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 56,103 shares of the common stock held by AN Fund I, a series of Unpopular VC, LP, issued in the ANA Acquisition on December 31, 2020. The general partner of AN Fund I, a series of Unpopular VC, LP, is Fund GP, LLC, which is managed by Belltower Fund Group, Ltd, which is advised by AngelList Advisors, LLC, which is advised by Capitoria Ltd., which is controlled by Thibault Reichelt, who has the power to vote and the power to direct the disposition of all securities held by AN Fund I, a series of Unpopular VC, LP. The address of AN Fund I, a series of Unpopular VC, LP, is PO Box 3217, Seattle, Washington 98114.
(32)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 102,101 shares of the common stock held by Capitoria ANA, LLC issued in the ANA Acquisition on December 31, 2020. Capitoria ANA, LLC is managed by Assure Fund Management II, LLC, which is advised by Capitoria Ltd, which is controlled by Thibault Reichelt, who has the power to vote and the power to direct the disposition of all securities held by Capitoria ANA, LLC. The address of Capitoria ANA, LLC is 6510 Millrock Dr., #400, Salt Lake City, Utah 84121.
(33)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 12,866 shares of the common stock held by Douglas Richard Rank issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Douglas Richard Rank has rights to 2,197 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Douglas Richard Rank under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 2,197 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Douglas Richard Rank has the power to vote and the power to direct the disposition of all securities held by him. The address of Douglas Richard Rank is 268 Merganser Drive, Magnolia, Delaware 19962.
(34)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 12,866 shares of the common stock held by Felix P. Martinson issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Felix P. Martinson has rights to 2,197 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Felix P. Martinson under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 2,197 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Felix P. Martinson has the power to vote and the power to direct the disposition of all securities held by him. The address of Felix P. Martinson is 7529 Wellington Way, #3, Clayton, Missouri 63105.
(35)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 2,078 shares of the common stock held by Matthew Pauker issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Matthew Pauker has rights to 320 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Matthew Pauker under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 320 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Matthew Pauker has the power to vote and the power to direct the disposition of all securities held by him. The address of Matthew Pauker is 1237 Masonic Avenue, San Francisco, California 94117.
(36)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 536 shares of the common stock held by Eric Ruby issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Eric Ruby has rights to 91 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Eric Ruby under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 91 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Eric Ruby has the power to vote and the power to direct the disposition of all securities held by him. The address of Eric Ruby is 4131 Avalon Drive, Weymouth, Massachusetts 02188.
(37)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 8,577 shares of the common stock held by Christopher John Davis issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Christopher John Davis has rights to 1,465 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Christopher John Davis under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 1,465 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Christopher John Davis has the power to vote and the power to direct the disposition of all securities held by him. The address of Christopher John Davis is 119 Anthem Avenue, Town of Herndon, Virginia 20170-5163.
(38)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 8,577 shares of the common stock held by Gunda Georg issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Gunda Georg has rights to 1,465 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Gunda Georg under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 1,465 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Gunda Georg has the power to vote and the power to direct the disposition of all securities held by her. The address of Gunda Georg is 430 Eustis Street, St. Paul, Minnesota 55104.
(39)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 8,577 shares of the common stock held by Warner Greene issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Warner Greene has rights to 1,465 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Warner Greene under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 1,465 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Warner Greene has the power to vote and the power to direct the disposition of all securities held by him. The address of Warner Greene is 2270 Skyfarm Drive, Hillsborough, California 94010.
(40)	The shares reported under “Number of shares of Common Stock Owned Prior to Offering” consist of 3,216 shares of the common stock held by Thomas Dalton Combs issued in the ANA Acquisition on December 31, 2020. In addition to the foregoing shares, as of April 21, 2021, Thomas Dalton Combs has rights to 549 shares of our common stock held in escrow pursuant to the terms and conditions of the Escrow Agreement. The shares reported under “Number of shares of Common Stock Being Offered” consist of (i) the shares reported as beneficially owned by Thomas Dalton Combs under “Number of shares of Common Stock Owned Prior to Offering” and (ii) 549 shares held in escrow pursuant to the terms and conditions of the Escrow Agreement. Thomas Dalton Combs has the power to vote and the power to direct the disposition of all securities held by him. The address of Thomas Dalton Combs is 12963 Runway Road, Apt 415, Los Angeles, California 90094.

Relationship with the Selling Stockholders

Employment and Consulting Arrangements

The following Selling Stockholders are employees or consultants of the Company or its affiliates:

●	Akash Bakshi is the Company’s Chief Operating Officer and a member of the Company’s Board of Directors. Information regarding the Employment Agreement between the Company and Mr. Bakshi is included under “Certain Relationships and Related Transactions and Director Independence—Akash Bakshi Employment Agreement” in our most recent Annual Report on Form 10-K.
●	Nadja Mannowetz is a Senior Vice President of the Company.
●	Andrew Bartynski a Senior Vice President of the Company.
●	Douglas Rank is the Senior Director, Clinical Operations of the Company.
●	Felix P. Martinson provides independent consulting services to the Company.
●	Eric Ruby served as a consultant to ANA from April 2020 until December 31, 2020.
●	Dr. Greene serves as a member of the scientific advisory board of ANA Therapeutics, LLC, a wholly-owned subsidiary of the Company.
●	Christopher Davis provides independent consulting services to the Company.

Registration Rights in the Merger Agreement

Pursuant to the terms and conditions of the Merger Agreement, we agreed to prepare and file with the SEC a registration statement that permits the resale of the Selling Stockholders’ shares and, subject to certain exceptions, use reasonable best efforts to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act until the earlier of until the date that all registrable securities covered by the registration statement of which this prospectus forms a part: (i) have been sold (whether pursuant to the registration statement of which this prospectus forms a part or otherwise) or (ii) may be transferred under Rule 144 or another similar exemption under the Securities Act without manner of sale or volume restrictions.

Escrow Agreement

Additionally, pursuant to the terms and conditions of the Escrow Agreement, 405,472 shares of our common stock issuable to the Selling Stockholders will be held in escrow until March 30, 2022, to secure the indemnification obligations of the Selling Stockholders as contemplated by the Merger Agreement.

Lock-Up Agreements

Concurrently and in connection with the execution of the Merger Agreement, each of Akash Bakshi, Nadja Mannowetz, Andrew Bartynski and YourChoice Holdings, LLC entered into lock-up agreements with the Company (collectively, the “Lock-Up Agreements”), pursuant to which such Selling Stockholder will be subject to a lockup on the sale or transfer of shares of our common stock held by each such Selling Stockholder at the closing of the ANA Acquisition, including those shares issued in the ANA Acquisition for a period ending on the earlier of (i) June 29, 2021 (i.e., 180 days after the closing date of the ANA Acquisition) or (ii) approval by our stockholders of the issuance of shares of our common stock in connection with the milestone payments under the Merger Agreement that may become due, in accordance with Nasdaq Listing Rule 5635. See “Plan of Distribution” below for description of such lock-up agreements.

PLAN OF DISTRIBUTION

We are registering the shares of common stock held by the Selling Stockholders to be sold from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock.

Each Selling Stockholder and any of its transferees, pledgees, distributees, donees, and successors may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the common stock or any other stock exchange, market, or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market LLC;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	through one or more underwritten offerings on a firm commitment or best efforts basis;
●	in privately negotiated transactions;
●	short sales effected after the date of this prospectus;
●	“at the market” or through market makers or into an existing market for the shares;
●	through the distribution of the common stock by any Selling Stockholders to its partners, members or stockholders;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part; and

●	through the distribution of the common stock by any selling stockholder to its partners, members or stockholders;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may elect to make a pro rata in-kind distribution of their shares of common stock to their respective members, partners, or stockholders. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

The Selling Stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The Selling Stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Pursuant to the Lock-Up Agreements, certain of the Selling Stockholders have agreed that through the earlier of (1) June 29, 2021 or (2) approval of the milestone payment proposal by our stockholders, each such selling stockholder will not, and will cause and direct each of its affiliates and permitted transferees not to, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities of the Company which may be issued upon exercise of an option to purchase common stock or warrant or settlement of a restricted stock unit of the Company) that are currently or hereafter owned by such selling stockholder (collectively, the “Lock-Up Shares”), or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition; (ii) enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of common stock or other securities, in cash or otherwise; or (iii) make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. The following Selling Stockholders are parties to the Lock-Up Agreements: (a) YourChoice Holdings, LLC; (b) Akash Bakshi; (c) Andrew Bartynski; and (d) Nadja Mannowetz.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We will not receive any proceeds from the sale of the shares by the Selling Stockholders.

LEGAL MATTERS

Honigman LLP, Kalamazoo, Michigan, will issue a legal opinion as to the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can access the electronic versions of these filings, free of charge, on the SEC’s internet website found at http://www.sec.gov. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on, or that may be accessed through, our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities offered by us. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

●	Our Annual Report on Form 10-K, filed with the SEC on April 15, 2021;
●	Our Current Reports on Form 8-K filed with the SEC on January 6, 2021 (as amended by Amendment No. 1 thereto, filed with the SEC on March 1, 2021), January 13, 2021, January 21, 2021 and March 24, 2021;
●	The description of our common stock contained in our registration statement on Form 8-A (File No. 00137809) filed with the SEC on June 20, 2016, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions; and
●	Any other filings we make pursuant to the Exchange Act after the date of filing the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

NeuroBo Pharmaceuticals, Inc.

200 Berkeley Street

Office 19th Floor

Boston, Massachusetts 02116

Attention: Corporate Secretary

(857) 702-9600

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus. In order to ensure timely delivery of the documents incorporated by reference in this prospectus, any request should be made no later than five business days prior to the date on which you plan to make a final investment decision.

3,243,875 Shares

Common Stock

PROSPECTUS

_______________, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,213.90
Accounting fees and expenses	10,000
Legal fees and expenses	100,000
Miscellaneous fees and expenses	10,000
Total	$121,213.90

Item 15.      Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit; provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our amended and restated certificate of incorporation provides for the indemnification of its directors to the fullest extent permitted under the DGCL. Our amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;
●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation includes such a provision. Under our amended and restated bylaws, expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us, as long as such undertaking remains required by the DGCL.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the DGCL, we have entered into indemnity agreements with each of its directors and executive officers, that require us to indemnify such persons against any and all expenses (including reasonable attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.      Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of December 31, 2020, by and among the Registrant, Shelby Merger Sub 1, Inc., Shelby Merger Sub 2, LLC, ANA Therapeutics, Inc. and Akash Bakshi (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2021).

3.1

Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-37809, filed on August 10, 2016).

3.2

Certificate of Amendment (Reverse Stock Split) to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-37809, filed on December 31, 2019).

3.3

Certificate of Amendment (Name Change) to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, File No. 001-37809, filed on December 31, 2019).

3.4	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K, File No. 001-37809, filed on March 30, 2020).

4.1

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-210815, filed on June 13, 2016).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, File No. 001-37809, filed on January 21, 2021).

5.1*	Opinion of Honigman LLP.

10.1

Securities Purchase Agreement, dated as of January 18, 2021, by and among the Registrant and the Purchasers signatories named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 001-37809, filed on January 21, 2021).

10.2

Registration Rights Agreement, dated as of January 18, 2021, by and among the Company and the Purchasers signatories named therein (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, File No. 001-37809, filed on January 21, 2021).

23.1*	Consent of BDO USA LLP.

23.2*	Consent of Honigman LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page hereto).

*     Filed herewith.

Item 17.      Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on April 21, 2021.

NEUROBO PHARMACEUTICALS, INC.

By:	/s/ Richard Kang
Richard Kang
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Kang, Ph.D. and Douglas J. Swirsky, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President and Chief Executive
Officer (Principal Executive Officer,
/s/ RICHARD KANG	Principal Financial Officer and	April 21, 2021
Richard Kang	Principal Accounting Officer) and a
Director

/s/ JASON L. GROVES	Director	April 21, 2021
Jason L. Groves

/s/ DOUGLAS J. SWIRSKY	Director, Chairman of the Board	April 21, 2021
Douglas J. Swirsky

/s/ NA YEON (IRENE) KIM	Director	April 21, 2021
Na Yeon (Irene) Kim

/s/ JEONG GYUN OH	Director	April 21, 2021
Jeong Gyun Oh

/s/ MICHAEL SALSBURY	Director	April 21, 2021
Michael Salsbury

/s/ AKASH BAKSHI	Director, Chief Operating Officer	April 21, 2021
Akash Bakshi	and Senior Vice President